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                             ARMADA FUNDS ("ARMADA")
                        (A MASSACHUSETTS BUSINESS TRUST)


                     CERTIFICATE OF CLASSIFICATION OF SHARES


                  I, W. Bruce McConnel, do hereby certify as follows:

                  (1) That I am the duly elected Secretary of Armada Funds ("Armada");

                  (2) That in such capacity I have examined the records of actions taken by the Board of Trustees of Armada;

                  (3) That the Board of Trustees of Armada duly adopted the following resolutions at the Regular Meeting of the Board of Trustees held on November 27, 2001:


APPROVAL OF THE CREATION OF CLASS H SHARES
------------------------------------------

CREATION OF SPECIAL SERIES 4
----------------------------

                  RESOLVED, that the Board determines that the proposal to offer a series of shares representing interests in each of the Armada Core Equity Fund, Equity Growth Fund, Equity Index Fund, International Equity Fund, Large Cap Ultra Fund, Large Cap Value Fund, Micro Cap Value Fund, Mid Cap Growth Fund, Small Cap Growth Fund, Small Cap Value Fund, Tax Managed Equity Fund, Aggressive Allocation Fund, Balanced Allocation Fund, Conservative Allocation Fund, Bond Fund, GNMA Fund, Intermediate Bond Fund, Limited Maturity Bond Fund, Strategic Income Bond Fund, Total Return Advantage Fund, U.S. Government Income Fund, Michigan Municipal Bond Fund, National Tax Exempt Bond Fund, Ohio Tax Exempt Bond Fund, Pennsylvania Municipal Bond Fund and Money Market Fund is in the best interest of Armada and its shareholders and that such proposal be and hereby is approved;

                  FURTHER RESOLVED, that pursuant to Section 5.1 of Armada's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in Armada (no par value) be, and hereby are, classified and designated as follows:

             Class of Shares                   Fund
             ---------------                   ----

             Class W-Special Series 4          Core Equity Fund

             Class H-Special Series 4          Equity Growth Fund

             Class V-Special Series 4          Equity Index Fund

             Class U-Special Series 4          International Equity Fund


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             Class II-Special Series 4         Large Cap Ultra Fund

             Class M-Special Series 4          Large Cap Value Fund

             Class PP-Special Series 4         Micro Cap Value Fund

             Class GG-Special Series 4         Mid Cap Growth Fund

             Class X-Special Series 4          Small Cap Growth Fund

             Class N-Special Series 4          Small Cap Value Fund

             Class Z-Special Series 4          Tax Managed Equity Fund

             Class NN-Special Series 4         Aggressive Allocation Fund

             Class AA-Special Series 4         Balanced Allocation

             Class OO-Special Series 4         Conservative Allocation Fund

             Class R-Special Series 4          Bond Fund

             Class S-Special Series 4          GNMA Fund

             Class I-Special Series 4          Intermediate Bond Fund

             Class O-Special Series 4          Limited Maturity Bond Fund

             Class MM-Special Series 4         Strategic Income Bond Fund

             Class P-Special Series 4          Total Return Advantage Fund

             Class DD-Special Series 4         U.S. Government Income Fund

             Class HH-Special Series 4         Michigan Municipal Bond Fund

             Class L-Special Series 4          National Tax Exempt Bond Fund

             Class K-Special Series 4          Ohio Tax Exempt Bond Fund

             Class T-Special Series 4          Pennsylvania Municipal Bond Fund

             Class A-Special Series 4          Money Market Fund


AUTHORIZATION OF ISSUANCE OF SHARES TO INVESTORS
------------------------------------------------

                  RESOLVED, that the appropriate officers of Armada be, and each of them hereby is, authorized, at any time after the effective date and time of the Post-Effective Amendment to Armada's Registration Statement relating to the Class H Shares of the above-referenced Funds to issue and redeem from time to time shares of each of the above-referenced Special Series 4 representing interests in the above-referenced Funds, in accordance with the Registration Statement under the 1933 Act, as the same may from time to time be amended, and the requirements of Armada's Declaration of Trust and applicable law, and that such shares, when issued for the consideration described in such


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         amended Registration Statement, shall be validly issued, fully paid and non-assessable by Armada.


IMPLEMENTATION OF RESOLUTIONS
-----------------------------

                  RESOLVED, that the officers of Armada be, and each of them hereby is, authorized and empowered to execute, seal, and deliver any and all documents, instruments, papers and writings, including but not limited to, any instrument to be filed with the State Secretary of the Commonwealth of Massachusetts or the Boston City Clerk, and to do any and all other acts, including but not limited to, changing the foregoing resolutions upon advice of Armada's counsel prior to filing said any and all documents, instruments, papers, and writings, in the name of Armada and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officers taking any such actions.


APPROVAL OF SALES CHARGE STRUCTURE
----------------------------------

                  RESOLVED, that a front-end sales charge of 1.00% imposed in connection with the purchase of Class H Shares be, and hereby is, approved;

                  FURTHER RESOLVED, that a contingent deferred sales charges ("CDSC") of 1.00% imposed in connection with the redemption of Class H Shares within eighteen months of purchase be, and hereby is, approved;

                  FURTHER RESOLVED, that Armada's transfer agent shall keep such records as may be necessary to calculate the CDSC in accordance with Armada's Registration Statement and to calculate and pay any CDSC payable at the redemption of Class H Shares to Armada's distributor (subject to the applicable limitations of the National Association of Securities Dealers, Inc. on asset-based sales charges); and

                  FURTHER RESOLVED, that SIMFS, as Armada's co-administrator, shall monitor the aforementioned activities of the transfer agent pursuant to its responsibilities under the Co-Administration Agreement.


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APPROVAL OF FILING OF POST-EFFECTIVE AMENDMENT
----------------------------------------------

                  RESOLVED, that in accordance with the resolutions previously adopted by this Board, the officers of Armada be, and hereby are, authorized in the name and on behalf of Armada to execute and cause to be filed with the SEC a Post-Effective Amendment to Armada's Registration Statement on Form N-1A in such form as the officer or officers executing the same may, with the advice of counsel to Armada, approve as necessary or desirable, such approval to be conclusively evidenced by his or their execution thereof;

                  FURTHER RESOLVED, that W. Bruce McConnel, III be, and hereby is, redesignated to act on behalf of Armada as its agent for service of process for matters relating to said Registration Statement with the powers enumerated in Rule 478 of the Rules and Regulations of the SEC under the 1933 Act;

                  FURTHER RESOLVED, that the officers of Armada be, and hereby are, authorized to execute and file all such instruments and documents, make all such payments and do all such other acts as they may deem necessary or desirable and appropriate in order to effect the filing of said Post-Effective Amendment to said Registration Statement and to cause the same to become effective; and

                  FURTHER RESOLVED, that the trustees and officers of Armada are required to execute any amendments to Armada's Registration Statement be, and hereby are, authorized to execute a power of attorney appointing W. Bruce McConnel, III and Herbert R. Martens, Jr., and either of them, their true and lawful attorney or attorneys, to execute in their name, place, and stead, in their capacity as trustee or officer, or both, of Armada any and all amendments to the Registration Statement, and all instruments necessary or incidental in connection therewith, and to file the same with the SEC; and either of said attorneys shall have the power to act thereunder with or without the other of said attorneys and shall have full power of substitution and resubstitution; and to do in the name and on behalf of said trustees and officers, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as said officers or trustees, might or could do in person, said acts of said attorneys, or either of them, being hereby ratified and approved.

AUTHORIZATION OF BLUE SKY REGISTRATION
--------------------------------------

                  RESOLVED, with respect to Class H Shares of Armada, that the officers of Armada be, and hereby are, authorized and directed in the name and on behalf of Armada to take any and all action which they or any of them may deem necessary or advisable in order to obtain a permit, register, or qualify for issuance and sale, or to request an exemption from registration of such shares, or to register or obtain a license for Armada as a dealer or broker under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, that such officers may deem advisable, and in connection with such registrations, permits, licenses, qualifications, and exemptions to execute, acknowledge, verify, deliver, file, and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney, and other papers and instruments as may be required under such laws or may be deemed by such officers or any of them to be useful or advisable to be filed thereunder; and that the Board of Trustees hereby adopts the form of any and all resolutions required by any such state authority in connection with any such applications, reports, issuers' covenants, irrevocable consents to service of


                                      -4-
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         process, powers of attorney, and other papers and instruments if (1) in the opinion of the officer of Armada so acting, the adoption of such resolutions is necessary or desirable and appropriate, and (2) the Secretary of the Trust evidences such adoption by filing with these resolutions copies of such other resolutions, which shall thereupon be deemed to be adopted by the Board of Trustees; and that the officers of Armada be, and hereby are, authorized and directed to take any and all further action which they or any of them may deem necessary or advisable in order to maintain such registrations, permits, licenses, qualifications and exemptions in effect for as long as they or any of them may deem it to be in the best interest of Armada.

INITIAL PUBLIC SALE OF SHARES
-----------------------------

                  RESOLVED, that the appropriate officers of Armada be, and each of them hereby is, authorized to issue shares of beneficial interest of the Special Series 4 to public investors in a continuous public offering of securities, in accordance with the 1933 Act and the 1940 Act;

                  FURTHER RESOLVED, that such shares, when issued for consideration in the amount of the public offering price, shall be validly issued, fully paid and non-assessable by Armada; and

                  FURTHER RESOLVED, that any officer of Armada is authorized and directed to take such further actions, including the preparation and execution of one or more agreements, as may be necessary or desirable to carry out the intent of the foregoing resolutions.

NO SHARE CERTIFICATES
---------------------

                  RESOLVED, that until changed by resolution of this Board, shares of the Special Series 4 shall be issued in uncertificated form.

ADOPTION OF DISTRIBUTION PLAN, SHAREHOLDER SERVICES PLAN AND SERVICING AGREEMENT
--------------------------------------------------------------------------------
FOR CLASS H SHARES
------------------

                  RESOLVED, that the H Shares Distribution Plan (the "Class H Shares Plan") of Armada be, and hereby is, approved with respect to each Fund offering Class H Shares after consideration of all factors deemed relevant by the Board, including, but not limited to: the purposes for which Armada was created; the degree to which the Class H Shares Plan addresses the circumstances that led to the organization of Armada; the information


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         provided to the Board by its service contractors at this and prior meetings; the relationship of the services provided by Armada's distributor and those provided by Armada's other service contractors; the level of payments provided for under the Class H Shares Plan; the protections afforded by the Class H Shares Plan to Armada and to its shareholders; and the requirements of Rule 12b-1 under the 1940 Act;

                  FURTHER RESOLVED, that the Board hereby determines, in the exercise of its reasonable business judgment and in light of its fiduciary duties, that there is a reasonable likelihood that the Class H Shares Plan will benefit the holders of Class H Shares and the Funds that offer such shares and the amounts to be paid by holders of Class H Shares for distribution are reasonable in light of the distribution services that are to be performed and represent a charge within the range of what would be negotiated at arm's length in light of all of the surrounding circumstances;

                  FURTHER RESOLVED, that any officer of Armada be, and hereby is, authorized to execute and deliver any and all documents and instruments providing for the payment on a monthly basis to Armada's distributor (or any other person) a fee of up to .75% (0.65% with respect to the Aggressive Allocation and Conservative Allocation Funds) annually of the average daily net assets of a Fund's Class H Shares;

                  FURTHER RESOLVED, that the Shareholder Services Plan previously approved with respect to Class A Shares, Class B Shares and Class C Shares of Armada be, and hereby is, approved with respect to those Funds authorized to offer Class H Shares, and that the Board hereby determines that there is a reasonable likelihood that the Shareholder Services Plan will benefit such Funds and their shareholders;

                  FURTHER RESOLVED, that the form of Servicing Agreement previously approved with respect to Class A Shares, Class B Shares and Class C Shares of Armada be, and it hereby is, approved with respect to Class H Shares of Armada;

                  FURTHER RESOLVED, that Armada's President be, and hereby is, authorized to execute and deliver, on its behalf, Servicing Agreements, in substantially the form presented to this meeting with certain Service Organizations with respect to the provision of support services to their customers for whom they purchase Class H Shares of a Fund in consideration for the payment of fees to such Service Organizations, computed daily and paid monthly, at the annual rate of up to .25% of the daily net asset value of Class H Shares purchased by the Service Organizations on behalf of their customers, provided, however, that payments for personal service and/or maintenance of shareholder accounts shall not exceed 0.10% of daily net asset value of such Class H Shares; and


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                  FURTHER RESOLVED, that the compensation payable to Service
         Organizations under the Class H Shares Plan and such Servicing Agreements is for services which are not primarily intended to result in the sale of shares of Armada and is fair and reasonable in light of such matters as the Board considers relevant to the exercise of its reasonable business judgment.

AMENDED AND RESTATED PLAN PURSUANT TO RULE 18F-3 FOR OPERATION OF A MULTI-CLASS
-------------------------------------------------------------------------------
SYSTEM
------

                  RESOLVED, that the Amended and Restated Plan pursuant to Rule 18f-3 for Operation of a Multi-Class System (the "18f-3 Plan") be, and the same hereby is, approved in substantially the form presented at this meeting, with such changes thereto as the officers of Armada, with the advice of counsel, may deem necessary, desirable, and appropriate; and

                  FURTHER RESOLVED, that the officers of Armada be, and each of them hereby is, authorized and empowered to execute, seal, and deliver any and all documents, instruments, papers and writings, and to do any and all other acts, in the name of Armada and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolution.


EXTENSION OF CERTAIN AGREEMENTS TO THE CLASS H SHARES
-----------------------------------------------------

                  RESOLVED, that the existing Distribution Agreement between Armada and SIDCO, and the existing Transfer Agency Agreement with State Street Bank and Trust Company, as amended to add the Class H Shares, be, and the same hereby are, approved with respect to the Class H Shares;

                  FURTHER RESOLVED, that the compensation payable by Armada under said agreements (as amended in the case of the Transfer Agency Agreement) with respect to the Class H Shares is determined to be fair and reasonable; and

                  FURTHER RESOLVED, that in accordance with the Investment Company Act of 1940, as amended, the appropriate officers of Armada be, and the same hereby are, authorized and directed to execute, seal, and deliver the amendment to the Transfer Agency Agreement on behalf of Armada.


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GENERAL POWERS
--------------

                  RESOLVED, that the appropriate officers of Armada be, and hereby are, authorized to do or cause to be done all such other acts and things and to make, execute, and deliver any and all of such documents in the name and on behalf of Armada, under its seal or otherwise, as they deem necessary or desirable to carry out the intent or purposes of the foregoing resolutions.


                                   /s/ W. Bruce McConnel
                                   ---------------------------------
                                   W. Bruce McConnel


Dated:   January 15, 2002


Subscribed and sworn to before
me this 15th day of January, 2002


/s/ Marianne G. Haverland
-------------------------------------
         Notary Public